PDF provided as a courtesy

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 23, 2011

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Headquarters:
Sanlitun SOHO, Building A, 11th Floor
No.8 Worker Stadium North Road
Chaoyang District, Beijing, China 100027

(Address of principal executive offices including zip code)

(917) 609-0333
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Failure to Satisfy a Continued Listing Rule or Standard

On May 23, 2011, the NASDAQ Stock Market notified Zoom Technologies, Inc. (the "Company") that on April 1, 2011 the Company had not been in compliance with NASDAQ Rule 5635(c), which generally requires shareholder approval of equity-based compensation plans. On December 10, 2009, the Company adopted its 2009 Equity Incentive Compensation Plan (the "Plan") without obtaining shareholder approval. The Company had issued 1,757,000 options and 173,500 shares of common stock under the Plan. On April 1, 2011, NASDAQ brought to the Company's attention its failure to obtain shareholder approval of the Plan, which constituted a violation of Rule 5635(c).

The Company promptly filed a Definitive Information Statement on Form 14C on April 4, 2011, thereby evidencing shareholder approval for the Plan. Notwithstanding that shares were issued under the Plan without obtaining prior shareholder approval, in correspondence dated May 18, 2011, the Company represented that none of these shares issued under the Plan had been transferred or voted. Accordingly, NASDAQ has determined that the Company has regained compliance with Rule 5635(c) and, upon the filing of this Current Report on Form 8-K, the matter is now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: May 25, 2011	By: /s/ Anthony K. Chan Anthony K. Chan Chief Financial Officer